Press Release

SOURCE: Westsphere Asset Corporation, Inc.

Monday March 9, 2009

PRESS RELEASE

Source: Westsphere Asset Corporation, Inc. (“Westsphere”)

Calgary Alberta, Canada Westsphere Asset Corporation, Inc. today announces that the Board of Directors is currently reviewing the continued viability of Westsphere’s listing as a public company on the OTC: BB.

“The current capital market crisis being experienced in the general public market has restricted many publicly listed company’s ability to execute capital market transactions to raise capital to grow and fund their business operations.  This current market situation has been Westsphere’s experience for the past several years and the growth of Westsphere’s business operations during this period has been attributable to the growth of its organic cash flows.”  said Doug Mac Donald, President and CEO of Westsphere Asset Corporation.

“But we have not been immune to the global credit market crisis which is impacting on all aspects of our business.  Over the past three years Westsphere has devoted a significant amount of resources in human and financial capital in the development of Westsphere’s wholly owned subsidiary Westsphere Systems Inc. (WSI).”

WSI was incorporated by Westsphere in January 2002 to provide Westsphere and/or its joint venture relationships held by its wholly owned subsidiaries, in-house proprietary software and hardware development space and business support for system growth, enhancement, integration and/or expansion related to its business within the non-conventional banking business.

On March 15, 2007 WSI received approval by the Canadian Interac Association to participate as an acquirer in the Associations Shared Cash Dispensing Service (SCD Service) and as an Acquirer in the Associations Interac Direct Payment Service (IDP Service).  The approval placed WSI as an Interac Indirect Connector and allowed for its development as a financial processing Switch.

The Development of WSI “switch” will provide connectivity between the Canadian Banking System, ATM and POS devises and E-Debit’s card management system.   The WSI switch is currently the point of entry for ATM and POS (debit and credit) transactions for users within white label market and with WSI’s  partnership selection of BASE24® operated in an ACI “On Demand™” hosted services environment the Switch also enables major banking institutions the ability to process their customer’s transactions directly in a best of class processing environment.

“Westsphere’s recent past and current cash flows have been unable to meet the financial requirements in order to adequately finance the continued development of WSI.  In order to meet financial obligations Westsphere has depended on financial assistance from both related and non related parties.  An inability of Westsphere to continue to raise capital would find us unable to pay our obligations in the normal course of business or service our debt in a timely fashion and has caused the Board and Westsphere management to review all aspects of our business model and structure.”

“Obviously if   there is no ability to reach out to the capital markets, continued private financing is the only viable option, other than the sale of certain corporate held assets which the Board is reviewing.  We have focussed on growth of our core businesses and the phase out/sale or otherwise disposal of business operations not deemed to be part of our core business is aggressively being reviewed.  With the viability of utilizing the capital markets to assist in raising further development capital non-existent part of the review process to reduce costs is Westsphere’s listing as a publicly traded company on the OTC BB”

“We are moving quickly and aggressively to determine all our options” continued Mr. Mac Donald.

About Westsphere Asset Corporation

Westsphere Asset Corporation, Inc. (WSHE) is a financial holding company in

Canada.  The Company has established a strong presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM),

Point of Sale Machines (POS), Online Computer Banking (OCB) and

E-Commerce transaction security and payment.  Westsphere maintains and services an ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System with its Switch Processor Westsphere

Systems Inc.

Financial Profile:

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CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE

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SHARES ISSUED: Common- 592,701

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    : Voting Preferred- 1,416,143

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For further details, please refer to WSHE website

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WSHE Symbol OTCBB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

      2140 Pegasus Way N.E.

     Calgary, Alberta, Canada

     T2E 8M5